CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280967 on Form S-6 of our report dated September 9, 2024, relating to the financial statement of FT 11674, comprising Dorsey Wright Relative Strength Dividend Portfolio, Series 57, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 9, 2024